Exhibit 99.1

LRR Energy, L.P. Announces First Quarter 2012 Results

Houston, Texas (May 7, 2012) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three months ended March 31, 2012.

Results for the three months ended March 31, 2012

•                              Average daily production was 5,396 Boe per day

•                              Total revenues were $24.0 million

•                              Adjusted EBITDA was $14.7 million (see reconciliation of Non-GAAP financial measures on page 9)

•                              Total cash capital expenditures were $5.0 million

•                              Distributable Cash Flow was $8.7 million (see reconciliation of Non-GAAP financial measures on page 9)

•                              First full quarter Distribution Coverage Ratio was 0.82x (see reconciliation of Non-GAAP financial measures on page 9)

•                              Net income was $3.8 million, or $0.17 per basic and diluted weighted average limited partner unit outstanding

•                              Gains on commodity derivative instruments totaled $5.3 million, including $5.2 million of realized gains and less than $0.1 million of unrealized gains

•                              Lease operating expenses were $5.0 million, production and ad valorem taxes were $1.5 million, depletion and depreciation was $7.0 million and impairment charges were $3.1 million

•                              General and administrative expense was $2.8 million

Commodity Derivative Contracts

As of March 31, 2012, LRR Energy had the following outstanding derivative contracts.

	Index	2012	2013	2014	2015
Natural Gas Positions
Price swaps (MMBtus)	NYMEX-HH	2,701,256	5,757,645	5,107,055	4,596,205
Weighted average price		$6.07	$5.59	$5.76	$5.96

Basis swaps (MMBTUs)	NYMEX-HH	4,940,244	5,757,660	5,107,044	4,596,204
Weighted average price		$(0.1130)	$(0.1447)	$(0.1575)	$(0.1715)

Collars (MMBtus)	NYMEX-HH	2,146,209	—	—	—
Floor-Ceiling price		$4.75-7.31	$—	$—	$—

Oil Positions
Price swaps (Bbls)	NYMEX-WTI	274,230	289,323	248,149	219,657
Weighted average price		$102.43	$101.30	$100.01	$98.90

NGL Positions
Price swaps (Bbls)	Mont Belvieu	125,599	123,750	—	—
Weighted average price		$52.11	$51.31	$—	$—

Recent Events

As previously disclosed, during the third week in February and through the second week in March, approximately 1,515 Bbls/d and 1.7 MMcf/d of our Red Lake field production was entirely shut-in due to a compression system upgrade at the gas plant that processes natural gas for our Red Lake field. The upgrade was initially expected to last 7 days, but experienced delays and took 21 days to complete. We are currently producing approximately 1,900 Boe/d from the Red Lake field, which is approximately 105% of pre-curtailment daily production volumes.

Relating to the previously disclosed Pecos Slope field curtailment, approximately 1.3 MMcf/d of production was curtailed in January and February 2012 due to the gas containing a nitrogen percentage greater than our gas purchaser’s specification. Beginning in late February, the curtailment was reduced and is currently approximately 0.8 MMcf/d and is expected to remain at this level until the field-wide nitrogen rejection facility is installed in October 2012 by the gas gathering company. The actual timing and amount of resumed production may differ from these estimates.

Notwithstanding the Red Lake field shut-in and the Pecos Slope field curtailment, LRR Energy is still comfortable with our 2012 production guidance range of 5,700 — 6,100 Boe/d. Our production rate for April 2012 was approximately 5,875 Boe/d.

LRR Energy continues to expect its 2012 capital expenditures to total approximately $21.2 million, of which approximately $18.0 million is maintenance capital. During the three months ended March 31, 2012, cash capital expenditures totaled approximately $5.0 million. The planned 2012 capital expenditures do not include any estimates for LRR Energy’s recently announced acquisition of oil and natural gas properties in the Permian Basin region in New Mexico and onshore Gulf Coast region in Texas from its sponsor, Lime Rock Resources.

The guidance set forth above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While LRR Energy believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate, as set forth under “Forward-Looking Statements.”

LRR Energy’s borrowing base under its senior secured revolving credit facility is currently $250.0 million.  At March 31, 2012, LRR Energy had approximately $155.8 million of outstanding borrowings under its credit facility and available borrowing capacity of approximately $94.2 million.  We expect that our borrowing base will be redetermined by our lending group during the month of May.  While our lending group will consider our recently announced acquisition of oil and natural gas reserves for $67 million in redetermining our borrowing base, we expect that our borrowing base will be slightly reduced by our lending group based upon their lower natural gas price assumptions.  However, we expect to have the borrowing capacity to fund our announced acquisition that is scheduled to close on or about June 1, 2012.  Further, we do not expect any anticipated reduction in our borrowing base to impact our operations, capital program, or ability to make quarterly cash distributions to our unitholders at currently anticipated levels.

In connection with its recently announced acquisition, LRR Energy entered into the following commodity hedges.

	Index	2012	2013	2014	2015	2016
Gas Hedges
Price swaps (MMBtu)	NYMEX-HH	124,355	170,680	135,915	111,520	95,710
Weighted average price		$2.61	$3.46	$3.87	$4.08	$4.27

Oil Hedges
Price swaps (Bbls)	NYMEX-WTI	67,745	93,330	84,235	70,295	61,413
Weighted average price		$106.00	$103.75	$98.23	$93.55	$89.90

NGL Hedges
Price swaps (Bbls)	Mont Belvieu	14,876	20,573	—	—	—
Weighted average price		$46.48	$45.56	$—	$—	$—

Cash Distribution

On April 13, 2012, LRR Energy announced that the Board of Directors of its general partner declared a cash distribution for the first quarter of 2012 of $0.4750 per outstanding unit, or $1.90 on an annualized basis.  The distribution will be paid on May 14, 2012 to all unitholders of record as of the close of business on April 27, 2012.

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than May 15, 2012. The 10-Q will be available on the Investor Relations page of LRR Energy’s website www.lrrenergy.com or from the Securities and Exchange Commission website www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call today, Monday, May 7, 2012 at 3:00 p.m. EDT (2:00 p.m. CDT) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 71646727). It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast, titled “LRR Energy, L.P. First Quarter 2012 Results Conference Call,” from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations”.

A telephonic replay will be available after the call through Tuesday, May 15, 2012. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 71646727).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events. Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Forward-looking statements in this press release relate to, among other things, LRR Energy’s expectations regarding future results, the anticipated reduction in LRR Energy’s borrowing base, the full restoration of production at the Pecos Slope field, production volumes and capital expenditures. Actual results and future events could differ materially from those anticipated or implied in such statements. Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011 and LRR Energy’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release. LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

For the Three Months Ended March 31, 2012

(unaudited)

Production:
Oil (MBbls)	112
Natural gas (MMcf)	1,964
NGLs (MBbls)	52
Total (MBoe)	491
Average net production (Boe/d)	5,396

Average sales price:
Oil (per Bbl):
Sales price	$97.96
Effect of realized commodity derivative instruments	(0.38)
Realized sales price	$97.58

Natural gas (per Mcf):
Sales price	$2.66
Effect of realized commodity derivative instruments	2.69
Realized sales price	$5.35

NGLs (per Bbl)
Sales price	$49.79
Effect of realized commodity derivative instruments	0.12
Realized sales price	$49.91

Average unit costs per Boe:
Lease operating expenses	$10.24
Production and ad valorem taxes	$3.02
General and administrative expenses	$5.79
Depletion and depreciation	$14.27

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

For the Three Months Ended March 31, 2012

(in thousands, except per unit amounts)

(unaudited)

Revenues:
Oil sales	$10,971
Natural gas sales	5,223
Natural gas liquids sales	2,589
Realized gain on commodity derivative instruments	5,248
Unrealized gain on commodity derivative instruments	11
Other income	3
Total revenues	24,045

Operating Expenses:
Lease operating expense	5,032
Production and ad valorem taxes	1,486
Depletion and depreciation	7,011
Impairment of oil and natural gas properties	3,093
Accretion expense	343
Gain on settlement of asset retirement obligations	(98)
General and administrative expense	2,847
Total operating expenses	19,714

Operating income	4,331

Other income (expense), net
Interest expense	(1,128)
Realized loss on interest rate derivative contracts	(33)
Unrealized gain on interest rate derivative contracts	805
Other income (expense), net	(356)

Income before taxes	3,975
Income tax expense	(126)
Net income	$3,849

Computation of net income per limited partner unit:

General partners’ interest in net income	$4

Limited partners’ interest in net income	$3,845

Net income per limited partner unit	$0.17

Weighted average number of limited partner units outstanding	22,421

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

For the Three Months Ended March 31, 2012

(in thousands)

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITES
Net income	$3,849
Adjustments to reconcile net income to net cash provided by operating activities
Depletion and depreciation	7,011
Impairment of oil and natural gas properties	3,093
Unrealized gain on derivative instruments, net	(816)
Accretion expense	343
Amortization of equity awards	69
Amortization of deferred financing costs	74
Gain on settlement of asset retirement obligations	(98)

Changes in operating assets and liabilities
Change in receivables	3,977
Change in prepaid expenses	(334)
Change in trade accounts payable and accrued liabilities	(427)
Change in amounts due from affiliates	(1,201)
Net cash provided by operating activities	15,540

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	(274)
Development of oil and natural gas properties	(4,747)
Expenditures for other property and equipment	(16)
Net cash used in investing activities	(5,037)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions	(5,213)
Net cash used in financing activities	(5,213)

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,290

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	1,513

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$6,803

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Accrued capital costs	(2,590)
Asset retirement obligations	(141)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

March 31, 2012

(in thousands, except unit amounts)

(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$6,803
Accounts receivable	8,947
Commodity derivative instruments	18,151
Amounts due from affiliates	665
Prepaid expenses	912
Total current assets	35,478

Property and equipment (successful efforts method)	651,735
Accumulated depletion, depreciation and impairment	(255,647)
Total property and equipment, net	396,088

Commodity derivative instruments	25,957
Interest rate derivative instruments	1,106
Deferred financing costs, net of accumulated amortization	1,291
TOTAL ASSETS	$459,920

LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,005
Accrued liabilities	3,909
Accrued capital cost	4,011
Commodity derivative instruments	890
Interest rate derivative instruments	302
Asset retirement obligations	365
Total current liabilities	10,482

Long-term liabilities:
Commodity derivative instruments	314
Revolving credit facility	155,800
Asset retirement obligations	22,976
Deferred tax liabilities	140
Total long-term liabilities	179,230
Total liabilities	189,712
Contractual obligations and commitments

Unitholders’ equity:
General partner (22,400 units issued and outstanding as of March 31, 2012)	436
Public common unitholders (10,608,000 units issued and outstanding as of March 31, 2012)	188,961
Affiliated common unitholders (5,049,600 units issued and outstanding as of March 31, 2012)	34,700
Subordinated unitholders (6,720,000 units issued and outstanding as of March 31, 2012)	46,111
Total unitholders’ equity	270,208
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$459,920

LRR Energy, L.P.

Non-GAAP Reconciliation

For the Three Months Ended March 31, 2012

(in thousands)

(unaudited)

We define Adjusted EBITDA as net income plus income tax expense (benefit); interest expense-net, including realized and unrealized losses on interest rate derivative contracts; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; gain (loss) on settlement of asset retirement obligations; unrealized losses on commodity derivative contracts; impairment of oil and natural gas properties; less interest income; unrealized gains on commodity derivative contracts and other non-recurring items that we deem appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less income tax expense; cash interest expense, net; realized losses on interest rate swaps; and estimated maintenance capital expenditures. Distribution Coverage Ratio is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of our outstanding common, subordinated and general partner units.

Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies and partnerships in our industry, without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and our ability to incur and service debt and fund capital expenditures.

Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or Distribution Coverage Ratio in the same manner. The following tables present reconciliations of Adjusted EBITDA to net income and net cash provided by operating activities, our most directly comparable GAAP financial performance and liquidity measures, for the three months ended March 31, 2012.

Reconciliation of Adjusted EBITDA to Net Income

Net income	$3,849
Income tax expense	126
Interest expense	356
Depletion and depreciation	7,011
Accretion of asset retirement obligations	343
Amortization of equity awards	69
Gain (loss) on settlement of asset retirement obligations	(98)
Unrealized losses on commodity derivative instruments	—
Impairment of oil and natural gas properties	3,093
Interest income	—
Unrealized gain on commodity derivative instruments	(11)
Adjusted EBITDA	$14,738

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

Net cash provided by operating activities	$15,540
Change in working capital	(2,015)
Interest expense, net	1,087
Income tax expense	126
Adjusted EBITDA	$14,738

The following table presents a reconciliation of Distributable Cash Flow and Distribution Coverage Ratio to Adjusted EBITDA for the period three months ended March 31, 2012. Adjusted EBITDA is reconciled to net income and net cash provided by operating activities, our most directly comparable GAAP financial performance and liquidity measures, above.

Adjusted EBITDA	$14,738
Income tax expense	(126)
Cash Interest expense	(1,410)
Estimated maintenance capital (1)	(4,500)
Distributable Cash Flow	$8,702
1st quarter 2012 cash distribution	$10,664
Distribution Coverage Ratio	.82x

(1)          Estimated annual maintenance capital is $18 million.  Amount represents pro-rated capital for the three months ended March 31, 2012.